Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

by and among

MEDLINE INC.

and

THE OTHER PARTIES HERETO

Dated as of December 16, 2025

i

ii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of December 16, 2025, and is by and among Medline Inc., a Delaware corporation (the “Company”), the Mills Family Investor (as defined below), the Blackstone Investor (as defined below), the Carlyle Investor (as defined below), the H&F Investor (as defined below), the Hux Investor (as defined below), the Platinum Falcon Investor (as defined below) and each other Person who at any time, acquires Common Stock (as defined below) of the Company and, in accordance with the terms of this Agreement, executes a Joinder Agreement (as defined below).

BACKGROUND

WHEREAS, the Company is effecting an underwritten initial public offering (“IPO”) of shares of its Common Stock (as defined below); and

WHEREAS, the Company desires to grant registration rights to the Mills Family Investor, the Blackstone Investor, the Carlyle Investor, the H&F Investor, the Hux Investor and the Platinum Falcon Investor on the terms and conditions set out in this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions.

“Adverse Disclosure” means public disclosure of material non-public information which, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (a) would be required to be made in any report, filing or Registration Statement filed with the SEC by the Company so that such report, filing or Registration Statement would not be materially misleading; (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such report, filing or Registration Statement; and (c) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

“Blackstone Investor” means, collectively, the entities listed on the signature pages hereto under the heading “Blackstone Investor” and each Person that executes a Joinder Agreement pursuant to Section 4.2(a) as either a Permitted Transferee or a Block Transferee of a Blackstone Investor.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York, the State of Illinois or the State of California are authorized by Law to close.

“Carlyle Investor” means, collectively, the entities listed on the signature pages hereto under the heading “Carlyle Investor” and each Person that executes a Joinder Agreement pursuant to Section 4.2(a) as either a Permitted Transferee or a Block Transferee of a Carlyle Investor.

“Charitable IKD” means any In-Kind Distribution solely to effect charitable donations.

“Common Stock” means shares of class A common stock, par value $0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Company” has the meaning set forth in the preamble.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Demand Initiating Holder” means, (i) until the fifth (5th) anniversary of the IPO, a Sponsor Initiating Holder, and (ii) from and after the fifth (5th) anniversary of the IPO, a Sponsor Initiating Holder, the Hux Investor or the Platinum Falcon Investor; provided, that the Hux Investor and the Platinum Falcon Investor shall cease to be a “Demand Initiating Holder” at such time as the Hux Investor (with respect to the Hux Investor) and the Platinum Falcon Investor (with respect to the Platinum Falcon Investor) shall initiate one (1) Demand Registration pursuant to Section 2.4 as the Demand Initiating Holder.

“Derivative Counterparty” means any broker-dealer, other financial institution or unaffiliated Person that enters into a Derivative Transaction with a Holder.

“Derivative Transaction” means any transaction which transfers some or all of the economic risk of ownership of Shares or Units, including any forward contract, equity swap, put or call, put or call equivalent position, collar, sale of exchangeable security or any similar transaction.

“DTC” means The Depository Trust Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Exchange Agreement” means the Exchange Agreement among the Company, Medline Holdings, and the holders of Units from time to time party thereto, dated as of December 16, 2025, as amended from time to time.

“Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“GIC SI” means the private equity business managed by GIC Special Investments Pte. Ltd., excluding, for the avoidance of doubt, any other business managed or undertaken by GIC Special Investments Pte. Ltd.

“GIC SI Entities” means, collectively, the Hux Investor, GIC SI and any entities they manage or control (excluding, (a) for the avoidance of doubt, any portfolio company, credit business, and any entity in which the Hux Investor or GIC SI directly or indirectly has a passive investment, including any such entity in which the Hux Investor or GIC SI directly or indirectly holds only limited partnership interests or which is otherwise managed or controlled by any Person other than GIC SI, and (b) with respect to the Hux Investor, any Person outside of the corporate private equity business of the GIC SI Entities and their affiliated funds).

“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“H&F Investor” means, collectively, the entities listed on the signature pages hereto under the heading “H&F Investor” and each Person that executes a Joinder Agreement pursuant to Section 4.2(a) as either a Permitted Transferee or a Block Transferee of an H&F Investor.

“Holder” (collectively, “Holders”) means (a) the Mills Family Investor, (b) the Blackstone Investor, (c) the Carlyle Investor, (d) the H&F Investor, (e) the Hux Investor, (f) the Platinum Falcon Investor, (g) each Person that executes a Joinder Agreement pursuant to Section 4.2(a) as either a Permitted Transferee or a Block Transferee of a Holder, and (h) each other Person who at any time, with the consent of the Mills Family Investor, the Blackstone Investor, the Carlyle Investor and the H&F Investor, executes a Joinder Agreement as a “Holder” pursuant to Section 4.3 and in each case, is a holder of Registrable Securities or securities exercisable, exchangeable or convertible into Registrable Securities.

“Hux Investor” means, collectively, the entities listed on the signature pages hereto under the heading “Hux Investor” and each Person that executes a Joinder Agreement pursuant to Section 4.2(a) as either a Permitted Transferee or a Block Transferee of a Hux Investor.

“Information Protections” means the protections mentioned in Annex A of this Agreement.

“In-Kind Distribution” means any distribution or similar Transfer of Units or Common Stock by any Holder to its partners, members, stockholders or other equity holders.

“IPO” has the meaning set forth in the recitals.

“Joinder Agreement” means a joinder to this Agreement substantially in the form of Exhibit A attached hereto.

“Law” means any applicable constitutional provision, statute, act, code (including the Internal Revenue Code of 1986, as amended from time to time, or any successor federal income tax code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority and shall include, for the avoidance of any doubt, Delaware General Corporation Law.

“LP Agreement” means the Second Amended and Restated Limited Partnership Agreement of Medline Holdings, dated as of December 16, 2025, as amended from time to time.

“Major Investors” means, collectively, the Mills Family Investor, the Blackstone Investor, the Carlyle Investor and the H&F Investor, in each case, for so long as it is a party to this Agreement and each Person that executes a Joinder Agreement pursuant to Section 4.2(a) as a Block Transferee of a Major Investor.

“Medline Holdings” means Medline Holdings, LP, a Delaware limited partnership.

“Mills Family Investor” means, collectively, the entity listed on the signature page hereto under the heading “Mills Family Investor” and each Person that executes a Joinder Agreement pursuant to Section 4.2(a) as either a Permitted Transferee or a Block Transferee of the Mills Family Investor.

“NewCo” has the meaning set forth in Section 4.2(c).

“Permitted IKD” means (i) a Charitable IKD or (ii) an In-Kind Distribution in which the Transferee(s) agree to become party to a lockup agreement with the same terms as any lockup then in effect against the Transferor, if applicable, pursuant to Section 2.12.

“Permitted Transferee” means, generally, with respect to any Holder: (i) that is not a natural person, any Affiliate of such Holder or any investment fund, vehicle or similar entity of which such Holder or an Affiliate, advisor or manager of such Holder serves as the general partner, manager or advisor (but excluding any Portfolio Company of the foregoing); provided, that, in the context of the Platinum Falcon Investor, solely for the purposes of the definition of Permitted Transferee, any Person that is wholly owned or controlled (directly or indirectly) by the

Government of the Emirate of Abu Dhabi shall be deemed to be an Affiliate of the Platinum Falcon Investor provided, further, that, in the context of the Hux Investor, solely for the purposes of the definition of Permitted Transferee, any Person that is wholly owned or controlled (directly or indirectly) by GIC Private Limited shall be deemed to be an Affiliate of the Hux Investor; (ii) that is a natural person or a trust for the benefit of one or more natural persons, (x) upon the death of such Holder, any other Person to whom such shares of Common Stock of such Holder are transferred pursuant to the applicable laws of descent and distribution and (y) such Holder’s Family Members and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such natural person and/or such natural person’s Family Members; or (iii) with respect to the Mills Family Investor and its Affiliates, (x) the members, partners or securityholders of the Mills Family Investor or such Affiliates and (y) the Related Persons of the members, partners or securityholders of the Mills Family Investor; provided, that no “benefit plan investor” within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, may be a Permitted Transferee; provided, further, such Permitted Transferee agrees to become party to, and be bound to the same extent as its transferor, by the terms of this Agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“PF PED Affiliates” means Affiliates of Platinum Falcon B 2018 RSC Limited that are controlled by, or any other fund or Affiliate that is a part of the private equity business managed by, the ultimate parent entity of Platinum Falcon B 2018 RSC Limited (“Ultimate PF Parent”), and that have made or make investments pursuant to a decision by the Ultimate PF Parent’s Investment Committee acting on the basis of a proposal submitted by the Private Equities Department of the Ultimate PF Parent.

“Platinum Falcon Investor” means, collectively, the entity listed on the signature page hereto under the heading “Platinum Falcon Investor” and each Person that executes a Joinder Agreement pursuant to Section 4.2(a) as either a Permitted Transferee or a Block Transferee of the Platinum Falcon Investor.

“Portfolio Company” has the meaning set forth in the LP Agreement.

“Pro Rata Basis” means a pro rata basis in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held (directly or indirectly through any fund) by the applicable Holders at the time of the applicable sale or other transaction pursuant to this Agreement.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post effective amendments, and all other material incorporated by reference in such prospectus.

“register,” “registered” and “registration” means a registration effected pursuant to a registration statement filed with the SEC (the “Registration Statement”) in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

“Registrable Securities” means all Shares, provided that such Shares will cease to be Registrable Securities when:

(a) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such registration statement;

(b) such Registrable Securities shall have been sold pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act; or

(c) such Registrable Securities cease to be outstanding.

“Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including:

(a) all SEC, stock exchange, or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(b) all fees and expenses of complying with securities or blue sky Laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with DTC and of printing prospectuses);

(d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;

(e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(f) any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any;

(g) the fees and disbursements of up to six law firms (with each of (i) the Mills Family Investor, (ii) the Blackstone Investor, (iii) the Carlyle Investor, (iv) the H&F Investor, (v) the Hux Investor and (vi) the Platinum Falcon Investor being entitled to select one law firm), incurred in connection with any registration statement or registered offering covering Registrable Securities held by the Holders;

(h) all fees and expenses of one accountant selected by the Holders holding a majority of the Registrable Securities being registered;

(i) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders);

(j) any other reasonable out-of-pocket expenses of the Mills Family Investor, the Blackstone Investor, the Carlyle Investor, the H&F Investor, the Hux Investor and the Platinum Falcon Investor in connection with the offering or sale of the Registrable Securities pursuant to this Agreement; and

(k) any other fees and disbursements customarily paid by the issuers of securities.

“Related Persons” means, with respect to any natural person or a trust for the benefit of one or more natural persons, (i) such natural person’s immediate family (whether natural or adopted) or any beneficiary of such trust (each, a “Beneficiary”), as applicable, including parents, siblings, spouse and children, and any trust, custodianship, partnership, limited liability company or similar vehicle which primary beneficiary is such natural person or Beneficiary, as applicable, or one or more members of such immediate family and/or such natural person’s or Beneficiary’s, as applicable, lineal descendants and (ii) the legal representative or guardian of such natural person or Beneficiary’s, as applicable, or of any such immediate family member or of such natural person’s or Beneficiary’s, as applicable, or family member’s estate in the event such natural person, Beneficiary or any such immediate family member becomes incapacitated or dies.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shares” means (i) all shares of Common Stock of the Company held by Holders from time to time, including any Shares held by Persons who are or become parties to this agreement by the execution and delivery of a Joinder Agreement, (ii) any Shares or other securities issued or issuable as a distribution with respect to, or in exchange for or in replacement of any of the foregoing Shares or other securities held by such Holder, including Units and (iii) any other securities issued or transferred in exchange for or upon conversion of any of the foregoing Shares as a result of a merger, consolidation, reorganization or otherwise and any other securities issued to any other holders of Shares in connection with any such transaction.

“Shelf Holders” means, with respect to any Shelf Registration Statement, the Holders and Third Party Holders of Registrable Securities that have been registered under such Shelf Registration Statement.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 or on Form S-1 (or applicable successor forms) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Take-Down” means any offering or sale of Registrable Securities by a Shelf Holder pursuant to a Shelf Registration Statement.

“Sponsor Initiating Holder” means:

(a) from the IPO until the one (1)-year anniversary of the IPO, at least two Major Investors; or

(b) after the one (1)-year anniversary of the IPO, any Major Investor.

“Synthetic Secondary Offering” means an offering in which the Company sells Common Stock for its account and uses all or part of the net proceeds of such offering to purchase Registrable Securities from the Holders.

“Third Party Holder” means any holder (other than a Holder) of Registrable Securities who exercises contractual rights to participate in a registered offering of shares of Common Stock.

“Transfer” (including its correlative meanings, “Transferor,” “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“Transfer Expenses” means (a) the reasonable and documented fees and out-of-pocket expenses of up to six law firms (with each of (i) the Mills Investor, (ii) the Blackstone Investor, (iii) the Carlyle Investor, (iv) the H&F Investor, (v) the Hux Investor and (vi) the Platinum Falcon Investor being entitled to select one law firm), and (b) any other reasonable and documented out-of-pocket expenses, in each case, incurred in connection with the transfer or other disposition or In-Kind Distribution of shares of Common Stock (and securities currently vested and exercisable for shares of Common Stock) by any of the Mills Family Investor, the Blackstone Investor, the Carlyle Investor, the H&F Investor, the Hux Investor and the Platinum Falcon Investor, as applicable, from and after the consummation of an IPO, in each case except to the extent such fees and expenses are borne by the Company as a Registration Expense.

“Transfer Protections” means the protections mentioned in Annex B of this Agreement.

“Units” means (i) each Class A Unit (as such term is defined in the LP Agreement) issued as of the date hereof and (ii) each Class A Unit or other interest in Medline Holdings that may be issued by Medline Holdings in the future that is designated by the Company as a “Unit.”

“WKSI” means a well-known seasoned issuer, as defined in the SEC’s Rule 405.

Section 1.2 Other Definitional Provisions; Interpretation.

(a) The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and references in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specified.

(b) The headings in this Agreement are included for convenience of reference only and do not limit or otherwise affect the meaning or interpretation of this Agreement.

(c) The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Shelf Registration.

(a) Filing. The Company shall, subject to the Company’s rights under Section 2.1(c) and the limitations set forth in Section 2.3, use reasonable best efforts to (i) file a Shelf Registration Statement for a public offering or the resale of all Registrable Securities (or, if a Holder determines not to include all of its Registrable Securities therein, such lesser amount as the Company and such Holder holding Registrable Securities agree in writing; provided, that upon the written request of any such Holder that agreed with the Company not to include all of its Registrable Securities on such Registration Statement, the Company shall increase the number of Registrable Securities registered under such Shelf Registration Statement by such the amount requested by such Holder) pursuant to Rule 415 promulgated under the Securities Act no later than the thirtieth (30th) day on which such filing can be made with the SEC following the twelfth (12th) full calendar month after the consummation of the IPO, with the exact filing date to be determined in consultation with the Major Investors, and (ii) cause to be declared effective under the Securities Act such Shelf Registration Statement as soon as possible thereafter. To the extent that the Company is a WKSI at the time of filing such Shelf Registration Statement, the Company shall designate such Shelf Registration Statement as an Automatic Shelf Registration Statement. The Company shall use reasonable best efforts to remain a WKSI during the period which such Automatic Shelf Registration Statement is required to remain effective in accordance with this Agreement. The Company shall (x) promptly (but in any event no later than ten (10) days prior to the date such Shelf Registration Statement is declared, or will automatically become, effective) give written notice of the proposed registration to all other Holders and Third Party Holders and (y) use its reasonable best efforts to permit or facilitate the inclusion of all Registrable Securities under such Registration Statement as may be specified by a Holder or a Third Party Holder pursuant to, and in accordance with, its rights set forth in this Agreement.

(b) Continued Effectiveness. Except as otherwise agreed by the Shelf Holders holding a majority of the Registrable Securities on the Shelf Registration Statement, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement filed pursuant to

Section 2.1(a) hereof continuously effective under the Securities Act in order to permit the Prospectus or Free Writing Prospectus forming a part thereof to be usable by the Shelf Holders until the date as of which all Registrable Securities have been sold pursuant to such Shelf Registration Statement or have otherwise ceased to be Registrable Securities.

(c) Suspension of Filing or Registration. If the Company shall furnish to the Shelf Holders, a certificate signed by the Chief Executive Officer, President, Chief Financial Officer or other equivalent senior executive of the Company, stating that the filing, effectiveness or continued use of the Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than sixty (60) days or such longer period as the Shelf Holders holding a majority of the Registrable Securities on the Shelf Registration Statement (the “Majority Shelf Holders”) shall consent to in writing, within which to effect a Shelf Suspension (as defined below); provided, however, that unless consented to in writing by all Major Investors, the Company shall not be permitted to exercise more than two Shelf Suspensions during any twelve-month (12) period and such Shelf Suspensions pursuant to this Section 2.1(c) and/or Section 2.2(c) shall not aggregate more than ninety (90) days during any twelve-month (12) period. In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Shelf Holders (each of whom shall have been provided with a notice of any such expected Shelf Suspension) agree to suspend use of the applicable Prospectus or Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. The Company shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus and any Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission prior to the expiration of the Shelf Suspension and furnish to the Shelf Holders such numbers of copies of the Prospectus and any Free Writing Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Majority Shelf Holders.

Section 2.2 Holder Initiated Shelf Registration.

(a) Filing. Upon a demand by one or more Sponsor Initiating Holders, and subject to the Company’s rights under Section 2.2(c) and the limitations set forth in Section 2.4, the Company shall (i) promptly (but in any event no later than 10 days prior to the date such Shelf Registration Statement is declared, or will automatically become, effective) give written notice of the proposed registration to all other Holders and (ii) use its reasonable best efforts to file as soon as possible with the SEC and cause to be declared effective under the Securities Act a Shelf Registration Statement as will permit or facilitate the sale and distribution of all or such portion of such Sponsor Initiating Holders’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of (x) any Holder or Holders joining in such demand as are specified in a written demand received by the Company from such other Holder(s) within ten (10) days after such written notice is given and (y) any Third Party Holder that joins in such demand (each such Third Party Holder, a “Third Party Shelf Holder”); provided, however, that any such Shelf Registration Statement demand shall be deemed to be, for purposes of Section 2.4, a Demand Registration effected by the applicable Sponsor Initiating Holder; provided, further, that any Major Investor shall provide reasonable advance notice to the other Major Investors in connection with any such Shelf Registration Statement prior to making such demand pursuant to this Section 2.2(a); and provided, further, that if the Company is permitted by applicable law, rule or regulation to add selling stockholders to a Shelf Registration Statement without filing a post-effective amendment, a Holder may request the inclusion of such Holder’s shares in such Shelf Registration Statement at any time or from time to time, and the Company shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such Holder shall be deemed a Shelf Holder. If, on the date of any such demand, the Company does not qualify to file a Shelf Registration Statement, then the provisions of Section 2.4 hereof shall apply instead of this Section 2.2. In no event shall the Company be required to file, and maintain effectiveness pursuant to Section 2.1(b) or Section 2.2(b) of, more than one Shelf Registration Statement at any one time pursuant to Section 2.1 or this Section 2.2.

(b) Continued Effectiveness. Except as otherwise agreed by all Major Investors, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement filed pursuant to Section 2.2(a) hereof continuously effective under the Securities Act in order to permit the Prospectus and Free Writing Prospectus forming a part thereof to be usable by the Shelf Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement and (ii) such shorter period as all Major Investors may determine.

(c) Suspension of Filing or Registration. If the Company shall furnish to the Shelf Holders, a certificate signed by the Chief Executive Officer, President, Chief Financial Officer or other equivalent senior executive of the Company, stating that the filing, effectiveness or continued use of the Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than sixty (60) days or such longer period as all Major Investors shall consent to in writing, within which to delay the filing or effectiveness of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that unless consented to in writing by each of the Majority Shelf Holders, the Company shall not be permitted to exercise more than two Shelf Suspensions during any twelve-month (12) period and such Shelf Suspensions pursuant to this Section 2.2(c) and/or Section 2.1(c) shall not aggregate more than ninety (90) days during any twelve-month (12) period. In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Shelf Holders (each of whom shall have been provided with a notice of any such expected Shelf Suspension) agree to suspend use of the applicable Prospectus or Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. The Company shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and

(ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus and any Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission prior to the expiration of the Shelf Suspension and furnish to the Shelf Holders such numbers of copies of the Prospectus and any Free Writing Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Majority Shelf Holders.

Section 2.3 Shelf Take-Downs

(a) General Limitations on Shelf Take-Downs. Notwithstanding anything to the contrary set forth herein, in no event shall any Shelf Take-Down occur unless it has been initiated by a Sponsor Initiating Holder and such Sponsor Initiating Holder complies with the requirements of this Section 2.3.

(b) Restricted Shelf Take-Downs.

(i) Subject to Section 2.3(a), with respect to each Shelf Take-Down that is initiated by one or more Sponsor Initiating Holders (the “Shelf Take-Down Initiating Holders”) and that is not an Underwritten Shelf Take-Down (as defined below) (a “Restricted Shelf Take-Down”), the Shelf Take-Down Initiating Holders shall provide written notice (a “Restricted Shelf Take-Down Notice”) of such Restricted Shelf Take-Down to all other Shelf Holders (the “Eligible Take-Down Holders”) as far in advance of such Restricted Shelf Take-Down as shall be reasonably practicable in light of the circumstances applicable to such Restricted Shelf Take-Down; provided, that any Major Investor shall provide reasonable advance notice to the other Major Investors in connection with any such Restricted Shelf Take-Down prior to initiation pursuant to this Section 2.3(b). The Restricted Shelf Take-Down Notice shall set forth (I) the expected timing of such Restricted Shelf Take-Down, (II) the total number of Registrable Securities expected to be offered and sold in such Restricted Shelf Take-Down (which may be expressed as an anticipated dollar amount), (III) the expected plan of distribution of such Restricted Shelf Take-Down, and (IV) an invitation to each Eligible Take-Down Holder to elect (Eligible Take-Down Holders who make such an election being “Take-Down Tagging Holders,” and, together with the Shelf Take-Down Initiating Holders and all other Persons (other than any Affiliates of the Shelf Take-Down Initiating Holders) who otherwise are transferring, or have exercised a contractual or other right to transfer, shares of Common Stock in connection with such Restricted Shelf Take-Down, the “Restricted Take-Down Selling Holders”) to include in the Restricted Shelf Take-Down Registrable Securities held (directly or indirectly through any fund) by such Take-Down Tagging Holder, and (VI) the action or actions required (including the timing thereof) in connection with such Restricted Shelf Take-Down with respect to each Eligible Take-Down Holder that elects to exercise such right (including the delivery of one or more stock certificates representing Registrable Securities of such Eligible Take-Down Holder to be sold in such Restricted Shelf Take-Down).

(ii) Upon delivery of a Restricted Shelf Take-Down Notice, each Eligible Take-Down Holder may elect to sell Registrable Securities in such Restricted Shelf Take-Down, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as agreed to by the Restricted Take-Down Selling Holders holding a majority of the Registrable Securities to be sold in such Restricted Shelf Take-Down, by sending a written notice (a “Take-Down Participation Notice”) to the Shelf Take-Down Initiating Holders within the time period specified in such Restricted Shelf Take-Down Notice, indicating its election to sell up to the number of Registrable Securities in the Restricted Shelf Take-Down specified by such Eligible Take-Down Holder in such Take-Down Participation Notice (which may be expressed as an anticipated dollar amount). Following the time period specified in such Restricted Shelf Take-Down Notice, each Take-Down Tagging Holder that has delivered a Take-Down Participation Notice shall be permitted to sell in such Restricted Shelf Take-Down on the terms and conditions set forth in the Restricted Shelf Take-Down Notice, concurrently with the Shelf Take-Down Initiating Holders and the other Restricted Take-Down Selling Holders, the number of Registrable Securities calculated pursuant to Section 2.3 (b)(iv). For the avoidance of doubt, it is understood that in order to be entitled to exercise its right to sell Registrable Securities in a Restricted Shelf Take-Down pursuant to this Section 2.3(b), each Take-Down Tagging Holder must agree, subject to the Information Protections and the Transfer Protections, to make the same representations, warranties, covenants, indemnities and agreements, if any, as the Restricted Take-Down Selling Holders holding a majority of the Registrable Securities to be sold in such Restricted Shelf Take-Down agree to make in connection with the Restricted Shelf Take-Down. With respect to any Registrable Securities for which a Take-Down Tagging Holder holds exercisable and vested but unexercised security other than Common Stock, to the extent that such Registrable Securities are to be sold pursuant to this Section 2.3(b), such Take-Down Tagging Holder must exercise or have such security settled and transfer shares of Common Stock rather than the relevant securities. All costs and expenses incurred by the Restricted Take-Down Selling Holders in connection with such Restricted Shelf Take-Down that are not borne by the Company pursuant to Section 2.6 hereof shall be borne on a pro rata basis in accordance with the number of Registrable Securities being sold by each of the Restricted Take-Down Selling Holders.

(iii) Notwithstanding the delivery of any Restricted Shelf Take-Down Notice, all determinations as to whether to complete any Restricted Shelf Take-Down and as to the timing, manner, price and other terms of any Restricted Shelf Take-Down shall be determined by the Restricted Take-Down Selling Holders holding a majority of Registrable Securities proposed to be sold in such Restricted Shelf Take-Down, including the size of the contemplated offering, the selection of the purchaser or purchasers in such Restricted Shelf Take-Down, the plan of distribution, and the selection of any provider of capital markets advisory services, which may include affiliates of a Major Investor; provided, that such determination is made in reasonable consultation among all Major Investors participating in the Restricted Shelf Take-Down. Each of the Shelf Holders agrees to reasonably cooperate with each of the other Shelf Holders to establish notice, delivery and documentation procedures and measures to facilitate such other Shelf Holder’s participation in future potential Restricted Shelf Take-Downs pursuant to this Section 2.3(b).

(iv) If the number of Registrable Securities to be sold in a Restricted Shelf Take-Down exceeds the amount the purchaser or purchasers are willing to purchase (or the number requested to be sold will have an adverse effect on the per share sales price as determined by the Restricted Take-Down Selling Holders holding a majority of Registrable Securities proposed to be sold in such Restricted Shelf Take-Down), then the number of Registrable Securities to be included in such Restricted Shelf Take-Down shall be allocated in the following manner: first, to the Holders that are Restricted Take-Down Selling Holders on a Pro Rata Basis among them and, second, to the Third Party Holders that are Restricted Take-Down Selling Holders on a pro rata basis in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held (directly or indirectly through any fund) by such Third Party Holders.

(c) Underwritten Shelf Take-Downs.

(i) Subject to Section 2.3(a), one or more Sponsor Initiating Holders may elect in a written demand delivered to the Company (an “Underwritten Shelf Take-Down Notice”) to undertake a Shelf Take-Down in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as practicable; provided, that any Major Investor shall provide reasonable advance notice to the other Major Investors in connection with any such Underwritten Shelf Take-Down prior to initiating such demand made pursuant to this Section 2.3(c); provided, however, that any such Underwritten Shelf Take-Down shall be deemed to be, for purposes of Section 2.4, a Demand Registration effected by such Sponsor Initiating Holder. The Underwritten Shelf Take-Down Notice shall set forth (I) the expected timing of such Underwritten Shelf Take-Down, (II) the total number of Registrable Securities expected to be offered and sold in such Underwritten Shelf Take-Down (which may be expressed as an anticipated dollar amount), (III) the expected plan of distribution of such Underwritten Shelf Take-Down, and (IV) the information specified in Section 2.3(d) below. Upon receipt of an Underwritten Shelf Take-Down Notice, the Company shall promptly (but in any event no later than five (5) days prior to the expected launch date of an Underwritten Shelf Take-Down) give written notice of such Underwritten Shelf Take-Down to all other Shelf Holders of Registrable Securities under such Shelf Registration Statement and any such Shelf Holders requesting inclusion in such Underwritten Shelf Take-Down must respond in writing within two (2) Business Days after the receipt of such notice. Each such Shelf Holder that timely delivers any such request shall be permitted to sell in such Underwritten Shelf Take-Down subject to the terms and conditions of this Section 2.3(c). All determinations as to whether to complete any Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Underwritten Shelf Take-Down shall be determined by the participating Holders holding a majority of Registrable Securities proposed to be sold in such Underwritten Shelf Take-Down, including the size of the contemplated offering, the selection of the underwriter or underwriters in such Underwritten Shelf Take-Down, the plan of distribution, and the selection of any provider of capital markets advisory services, which may include affiliates of a Major Investor; provided, that such determination is made in reasonable consultation among all Major Investors participating in the offering and the Company.

(ii) With respect to any Underwritten Shelf Take-Down (including any Marketed Underwritten Shelf Take-Down), in the event that a Shelf Holder otherwise would be entitled to participate in such Underwritten Shelf Take-Down pursuant to Section 2.3(b) or Section 2.3(d), as the case may be, the right of such Shelf Holder to participate in such Underwritten Shelf Take-Down shall be conditioned upon such Shelf Holder’s participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the underwriting to the extent provided herein. The Company shall, together with all Shelf Holders and Third Party Shelf Holders of Registrable Securities proposing to distribute their securities through such Underwritten Shelf Take-Down, enter into (subject to the Information Protections and the Transfer Protections) an underwriting agreement in customary form with the underwriter or underwriters selected in accordance with Section 2.3(c)(i). Notwithstanding any other provision of this Section 2.3(c), if the lead underwriter shall advise the Company that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten in an Underwritten Shelf Take-Down, then the Company shall so advise all Shelf Holders (including Shelf Take-Down Initiating Holders) and Third Party Shelf Holders of Registrable Securities that have requested to participate in such Underwritten Shelf Take-Down, and the number of shares of Registrable Securities that may be included in such Underwritten Shelf Take-Down shall be allocated in the following manner: first, to the participating Holders (including Shelf Take-Down Initiating Holders) on a Pro Rata Basis among them and, second, to the participating Third Party Holders on a pro rata basis in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held (directly or indirectly through any fund) by such Third Party Holders at the time of such Underwritten Shelf Take-Down. No Registrable Securities excluded from an Underwritten Shelf Take-Down by reason of the underwriter’s marketing limitation shall be included in such underwritten offering. Notwithstanding anything to the contrary in this Agreement, for purposes of determining the number of Registrable Securities that are permitted to be Transferred or prohibited to be Transferred pursuant to this Agreement, any such determination shall take into account any Registrable Securities subject to a contemporaneous or related In-Kind Distribution or registered Derivative Transaction pursuant to Section 2.13 by a Holder in connection with the applicable transaction for which such determination applies (e.g., when determining Pro Rata Basis and related allocations, any such Registrable Securities subject to such In-Kind Distribution or Derivative Transaction shall be considered as included in the total number of Registrable Securities permitted to be Transferred by a Holder).

(iii) Any underwritten offering by Holders proposed to be undertaken pursuant to this Agreement may be accomplished by means of a Synthetic Secondary Offering, subject to the consent of the Company. For purposes of this Agreement, to the extent a Holder proposes to sell Registrable Securities in a Synthetic Secondary Offering, such Registrable Securities shall be deemed, for purposes of determining the priority allocations under this Agreement, to be proposed to be sold by the Holder.

(d) Marketed Underwritten Shelf Take-Downs. The Sponsor Initiating Holder that delivers an Underwritten Shelf Take-Down Notice shall indicate in such Underwritten Shelf Take-Down Notice it delivers to the Company pursuant to Section 2.3(c) whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”).

Section 2.4 Demand Registration.

(a) Holders’ Demand for Registration. One or more Demand Initiating Holders (the party so effecting a demand pursuant to this Section 2.4 being referred to as the “Initiating Holders”) may elect in a written demand (the “Demand Notice”) that the Company effect any registration other than pursuant to a Shelf Registration Statement (a “Demand Registration”) of Registrable Securities held (directly or indirectly through any fund) by such Holders having a reasonably anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of either (x) at least $25,000,000 or (y) the remaining amount of all Registrable Securities held by such Demand Initiating Holder. The Demand Notice shall set forth (I) the expected timing of such Demand Registration, (II) the total number of Registrable Securities expected to be offered and sold in such Demand Registration (which may be expressed as an anticipated dollar amount), and (III) the expected plan of distribution of such Demand Registration. Upon receipt of a Demand Notice, the Company will:

(i) promptly (but in any event within ten (10) days prior to the date the Registration Statement relating to such Demand Registration becomes effective under the Securities Act) give written notice of the proposed Demand Registration to all other Holders and Third Party Holders; and

(ii) use its reasonable best efforts to effect such Demand Registration as soon as practicable as will permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any other Holders and Third Party Holders joining in such demand as are specified in a written demand received by the Company from such other Holders or Third Party Holders within five (5) days after such written notice from the Company is given; provided, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 2.4 if the Company shall furnish to such Holders and Third Party Holders a certificate signed by the Chief Executive Officer, President, Chief Financial Officer or other equivalent senior executive of the Company, stating that the filing or effectiveness of such Registration Statement would require the Company to make an Adverse Disclosure, in which case the Company shall have an additional period of not more than sixty (60) days (or such longer period as may be agreed upon by the Initiating Holders) within which to file such Registration Statement; provided, however, that the Company shall not use this right more than twice in any twelve-month (12) period or for more than an aggregate of ninety (90) days in any twelve-month (12) month period.

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their Demand Registration by means of an underwritten offer, they shall so advise the Company as part of their Demand Notice made pursuant to this Section 2.4, and the Company shall include such information in the written notice referred to in Section 2.4(a). In such event, the right of any Holder and Third Party Holder to registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s and Third Party Holder’s, as applicable, participation in such underwriting and the inclusion of such Holder’s and Third Party Holder’s, as applicable, Registrable Securities in the underwriting to the extent provided herein. The participating Holders holding a majority of shares proposed to be sold in such Demand Registration shall have the right to determine the size of such Demand Registration, select the underwriter or underwriters to administer such Demand Registration, determine the plan of distribution, and to select any provider of capital markets advisory services, which may include affiliates of a Major Investor; provided, that such determination is made in reasonable consultation among all Major Investors participating in the offering and the Company. The Company shall, together with all Holders and Third Party Holders of Registrable Securities of the Company proposing to distribute their securities through such underwriting, enter into (subject to the Information Protections and the Transfer Protections) an underwriting agreement in customary form. Notwithstanding any other provision of this Section 2.4, if the lead underwriter shall advise the Company that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders (including Initiating Holders) and Third Party Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated in the following manner: first, to the participating Holders (including Initiating Holders) on a Pro Rata Basis among them and, second, to the participating Third Party Holders on a pro rata basis in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held (directly or indirectly through any fund) by such Third Party Holders at the time of filing the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If the lead underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other Holders) in such registration if the lead underwriter so agrees and if the number of Registrable Securities would not thereby be limited. Notwithstanding anything to the contrary in this Agreement, for purposes of determining the number of Registrable Securities that are permitted to be Transferred or prohibited to be Transferred pursuant to this Agreement, any such determination shall take into account any Registrable Securities subject to a contemporaneous or related In-Kind Distribution or registered Derivative Transaction pursuant to Section 2.13 by a Holder in connection with the applicable transaction for which such determination applies (e.g., when determining Pro Rata Basis and related allocations, any such Registrable Securities subject to such In-Kind Distribution or Derivative Transaction shall be considered as included in the total number of Registrable Securities permitted to be Transferred by a Holder).

(c) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Registration Statement pursuant to such registration is declared effective by the SEC and remains effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder or Third Party Holder.

Section 2.5 Piggyback Registration.

(a) If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or for the account of security holders (other than (1) in a registration relating solely to employee benefit plans, (2) a registration on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (3) a registration pursuant to which the Company is offering to exchange its own securities for other securities, (4) a registration statement relating solely to dividend reinvestment or similar plans, (5) a shelf registration statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any subsidiary that are convertible for shares of Common Stock (and securities currently vested and exercisable for shares of Common Stock) and that are initially issued pursuant to Rule 144A and/or Regulation S of the Securities Act may resell such notes and sell the shares of Common Stock (and securities currently vested and exercisable for shares of Common Stock) into which such notes may be converted, (6) a registration in which each Holder has the opportunity to sell on a Pro Rata Basis or (7) a registration pursuant to Section 2.1, Section 2.2, Section 2.3 or Section 2.4 hereof), the Company will:

(i) promptly (but in no event less than ten (10) days before the effective date of the relevant Registration Statement) give to each Holder and Third Party Holder written notice thereof; and

(ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within ten (10) days after receipt of such written notice from the Company by any Holder or Third Party Holder, except as set forth in Section 2.5(b) below.

(b) Underwriting. If the registration of which the Company gives notice pursuant to Section 2.5(a) is for a registered public offering involving an underwriting, the Company shall so advise the Holders and Third Party Holders as a part of the written notice given pursuant to Section 2.5(a). In such event the right of any Holder or Third Party Holder to registration pursuant to this Section 2.5 shall be conditioned upon such Holder’s or Third Party Holder’s, as applicable, participation in such underwriting and the inclusion of such Holder’s or Third Party Holder’s, as applicable, Registrable Securities in the underwriting to the extent provided herein. All Holders and Third Party Holders proposing to distribute their Registrable Securities through such underwriting, together with the Company and the other parties distributing their securities through such underwriting, shall enter into (subject to the Information Protections and the Transfer Protections) an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided, that such determination is made in reasonable consultation with all Major Investors participating in the offering and the Company. Notwithstanding any other provision of this Section 2.5, if the underwriters shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company may limit the number of Registrable Securities to be included in the registration and underwriting, subject to the terms of this Section 2.5. The Company shall so advise all Holders and Third Party Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated in the following manner: first, to the Company, second, to the participating Holders on a Pro Rata Basis among them and, third, to the participating Third Party Holders on a pro rata basis in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held (directly or indirectly through any fund) by such Third Party Holders at the time of such registration and underwriting. No such reduction shall reduce the amount of securities of the selling Holders and Third Party Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders and Third Party Holders may be excluded from such underwriting in accordance with the immediately preceding sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. For the avoidance of doubt, nothing in this Section 2.5(b) is intended to diminish the number of securities to be included by the Company in the underwriting.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.5 prior to the effectiveness of such registration whether or not any Holder or Third Party Holder has elected to include securities in such registration.

Section 2.6 Expenses of Registration. All Registration Expenses incurred in connection with all registrations and offerings effected pursuant to Section 2.1, Section 2.2, Section 2.3, Section 2.4, Section 2.5, Section 2.11 and Section 2.13, and all Transfer Expenses shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to Registrable Securities.

Section 2.7 Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for (x) the lesser of one hundred eighty (180) days or until the Holder or Holders have completed the distribution relating thereto or (y) for such longer period as may be prescribed herein;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by sellers thereof set forth in such Registration Statement;

(c) permit any Holder that (in the good faith reasonable judgment of such Holder) might be deemed to be a controlling person of the Company to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included;

(d) furnish to the Holders such numbers of copies of a prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably possible after notice thereof is received by the Company of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such prospectus or for additional information;

(g) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by the Company of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(j) make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or other agent in in connection with their due diligence exercise, including through in-person meetings, but subject to customary privilege constraints;

(k) use its reasonable best efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” or securities laws of each state and other jurisdiction of the United States as any such Holder or underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.1(b), Section 2.2(b) and Section 2.4(d), as applicable; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation service of process in any such jurisdiction where it is not then so subject;

(l) obtain for delivery to the Holders of Registrable Securities covered by such Registration Statement and to the underwriters, if any, an opinion or opinions from counsel for the Company, dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such holders or underwriters, as the case may be, and their respective counsel;

(m) in the case of an underwritten offering, obtain for delivery to the Company and the underwriters, with copies to the Holders of Registrable Securities included in such Registration Statement, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(n) use its reasonable best efforts to list the Registrable Securities that are shares of Common Stock (and securities currently vested and exercisable for shares of Common Stock) covered by such Registration Statement with any securities exchange or automated quotation system on which the Common Stock are then listed;

(o) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(p) cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities;

(q) use its reasonable best efforts to comply with all applicable securities laws and make available to its Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(r) in the case of an underwritten offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(s) in the case of an offering that includes a provider of capital markets advisory services as selected by a majority in interest of the Holders participating in the relevant offering and reasonably satisfactory to the Company, enter into and perform its obligations under customary agreements (including an advisory services agreement and an indemnification agreement in customary form);

(t) prior to the date on which the pricing of the relevant offering is expected to occur, provide a CUSIP number for the Registrable Securities; and

(u) use its reasonable efforts to facilitate the settlement of the Shares to be sold pursuant to this Article II, including through the facilities of DTC.

Section 2.8 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall, subject to the Information Protections, furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

Section 2.9 Delay of Registration. No Holder shall have any right to obtain, and hereby waives any right to seek, an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

Section 2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not (and shall cause its Subsidiaries not to), without the prior written consent of the Major Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (i) require the Company to effect a registration or (ii) include any securities in any registration filed under or offering pursuant to Section 2.1, Section 2.2, Section 2.3, Section 2.4, Section 2.5, Section 2.11 or Section 2.13 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities that are included in such registration.

Section 2.11 Rule 144 and Other Unregistered Transfers.

(a) With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(i) make and keep current public information available, within the meaning of Rule 144 promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

(ii) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements);

(iii) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(iv) coordinate with its legal counsel in respect of the rendering by such counsel of any legal opinion which may be required in connection with a sale under Rule 144 and otherwise reasonably cooperate with the Company’s transfer agent to facilitate such sale.

(b) Unless a Holder has advised the Company and the other Holders they would not like to receive such advance notice, (A) each Holder will provide reasonable advance notice to the other Holders in connection with any margin loan with respect to Shares and any related pledge of such Shares, but excluding any Transfers upon foreclosure or an exercise of remedies under such margin loan or pledge, and (B) each of the Mills Family Investor, the Blackstone Investor, the Carlyle Investor and the H&F Investor will provide reasonable advance notice to each other in connection with any Transfer (other than to a Permitted Transferee and other than exchanges of Units for Common Stock pursuant to the Exchange Agreement) of Shares proposed to be made pursuant to Rule 144 (or any other applicable exemption from registration under the Securities Act) and/or any Derivative Transaction with respect to such Shares, in each case with the appropriate notice period giving due regard to the nature of such Transfer mentioned in (A) and (B) above, and in any event, no later than three (3) Business Days prior to the execution of any such transaction.

Section 2.12 Lockups.

(a) Each Holder hereby agrees that with respect to underwritten offerings only, for such period (which period shall in no event exceed ninety (90) days) following the effective date of a registration statement of the Company filed under the Securities Act (or, in the case of an Underwritten Shelf Take-Down, the date of the filing or effectiveness of a preliminary prospectus or prospectus supplement relating to such underwritten offering (or if there is no such filing, the first contemporaneous press release announcing commencement of such underwritten offering)) as the holders of a majority of the Registrable Securities to be sold may agree to with the underwriter or underwriters of such underwritten offering, such Holder or its Affiliates shall not, to the extent requested by the Company and any underwriter, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than a Permitted IKD or any margin loan with respect to such securities and any pledge of such securities and any transfer on foreclosure thereunder) any shares of Common Stock (and securities currently vested and exercisable for shares of Common Stock) held (directly or indirectly through any funds) by it at any time during such period except shares of Common Stock (and securities currently vested and exercisable for shares of Common Stock) included in such registration. Each Holder agrees that it shall deliver to the underwriter or underwriters of any offering to which this Section 2.12(a) is applicable a customary agreement (with customary terms, conditions and exceptions) that is substantially similar to the agreement delivered to the underwriter or underwriters as the agreements delivered by each other Holder reflecting its agreement set forth in this Section 2.12; provided, that such agreement shall not be required unless all Holders are required to enter into similar agreements; provided, further, that such agreement shall provide that any early release from the provisions of the terms of such agreement shall be on a pro rata basis and to the same extent among all Holders. The Company agrees and shall cause its executive officers and directors (and managers, if applicable) and shall use commercially reasonable efforts to cause other holders of shares who beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement) any of the Shares participating in such offering, to enter into lock-up agreements that contain restrictions that are no less restrictive than the restrictions contained in the lock-up agreements executed by the Holders.

(b) Furthermore, other than (i) pursuant to a registered demand offering or shelf take-down or exercise of piggyback rights undertaken in accordance with the terms of this Agreement, (ii) Transfers to Permitted Transferees, (iii) exchanges of Units for Common Stock pursuant to the Exchange Agreement or (iv) with respect to Shares purchased in open market transactions or in an underwritten offering, each Holder and its Affiliates shall not sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, engage in any Derivative Transaction that would result in a sale, or otherwise transfer or dispose of (other than a Permitted IKD or pursuant to or in connection with any margin loan with respect to such Shares and any pledge of such Shares and any transfer on foreclosure thereunder) any Shares (and securities currently vested and exercisable for Shares) held (directly or indirectly through any funds) by it prior to the expiration of any lock-up agreement imposed in connection with the first underwritten offering following the IPO; provided, that if such underwritten offering does not occur within the first (1st) year following the IPO, then the foregoing obligation shall terminate upon the one year anniversary of the IPO.

(c) Notwithstanding anything to the contrary in this Section 2.12, (i) the Platinum Falcon Investor shall not be required to take any actions with respect to its Affiliates other than the PF PED Affiliates and (ii) the Hux Investor shall not be required to take any actions with respect to its Affiliates other than the GIC SI Entities.

Section 2.13 In-Kind Distributions, Financing Cooperation and Derivative Transactions.

(a) No Holder shall consummate an In-Kind Distribution unless such In-Kind Distribution is a Permitted IKD. If any Holder seeks to effectuate a Permitted IKD of all or part of its Registrable Securities, the Company shall, subject to applicable “lock-up” arrangements, work with such Holder and the Company’s transfer agent to facilitate such In-Kind Distribution in the manner reasonably requested by such Holder, as well as any resales by such transferees under a Shelf Registration Statement covering such distributed shares.

(b) Upon the request of any Holder that wishes to pledge, hypothecate or grant security interests in any or all of the Shares or Units held by it, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit, the Company agrees to cooperate with each such Holder in taking any action reasonably necessary to consummate any such pledge, hypothecation or grant, including without limitation, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders) and instructing the transfer agent to transfer any such Shares subject to the pledge, hypothecation or grant into the facilities of DTC without restricted legends.

(c) Derivative Transactions.

(i) The provisions of this Agreement relating to the registration, offer and sale of Registrable Securities on a registered basis, including any applicable pro rata limitation or “cut-back,” apply also to Derivative Transactions entered into by a Holder. Any such prospectus in connection with a Derivative Transaction shall permit a Derivative Counterparty to sell shares of the Registrable Securities covered by such prospectus and the applicable prospectus supplement, including in short sale transactions (whether Shares are borrowed from such Holder or otherwise). If in connection with a Derivative Transaction, a Derivative Counterparty or any affiliate thereof is (or may reasonably be considered) an underwriter or selling stockholder, then such Derivative Counterparty shall be required to provide customary indemnities to the Company regarding the plan of distribution and related matters.

(ii) Without limiting the foregoing, the Company agrees to cooperate with each Holder in taking any action reasonably necessary to consummate a Derivative Transaction entered into by such Holder (whether executed on a registered basis, under Rule 144 or otherwise) and any pledge, hypothecation or grant of security over Shares or Units related thereto, including without limitation, (x) delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders) and instructing the transfer agent to transfer any such Shares subject to the pledge, hypothecation or grant into the facilities of DTC without restricted legends and (y) such action as such Holder may reasonably request from time to time to enable such Holder to sell or hedge Shares without registration under the Securities Act.

(iii) For avoidance of doubt, the clarifications provided in this Section 2.13 to the effect that Derivative Transactions are among the types of transactions covered by the provisions of this Agreement relating to the registration, offer, and sale of Registrable Securities shall not be read to imply that any other particular types of transactions, by virtue of not having a similar clarifying provision in this Agreement, are not among the types of transactions covered by the provisions of this Agreement relating to the registration, offer, and sale of Registrable Securities.

Section 2.14 No Inconsistent Agreements. The Company has not and will not, enter into any agreement with respect to the Company’s securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Article II or otherwise conflicts with the provisions hereof. The Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights (a) the terms of which are equivalent to or more favorable than the registration rights granted to the Holders hereunder unless, with respect to an agreement that does not involve the Mills Family Investor, the Blackstone Investor, the Carlyle Investor, the H&F Investor or their respective Affiliates, the Company shall have received the prior written consent of the Mills Family Investor, the Blackstone Investor, the Carlyle Investor and the H&F Investor; provided that in all cases if the registration rights granted to such holder or prospective holder are more favorable than the registration rights set forth herein with respect to any Holder that initially held, as of the date of this Agreement, a comparable or greater percentage of the Company’s outstanding Shares as compared to such holder or prospective holder, the prior written consent of each such Holder shall be required, or (b) which would reduce the amount of Registrable Securities the Holders can include in any registration statement filed or offering effected pursuant to Article II hereof unless the Company shall have received the prior written consent of the Holders.

Section 2.15 Termination of Registration Rights. The rights of any particular Holder under Section 2.1, Section 2.2, Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.11 or Section 2.13 hereof, and the obligations of any Holder pursuant to Section 2.12 shall, in each case, terminate as to any Holder on the date such Holder, together with such Holder’s Permitted Transferees, (a) beneficially owns less than one percent (1%) of the Common Stock that are outstanding at such time and (b) is able to dispose of all of its Registrable Securities pursuant to Rule 144 (or any similar or analogous rule) promulgated under the Securities Act without regard to volume or manner of sale limits or public information requirements. After the occurrence of the four (4) year anniversary of the IPO, a Holder may voluntarily terminate, at its sole discretion, all of its rights under Section 2.1, Section 2.2, Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.11 or Section 2.13 hereof, together with its obligations pursuant to Section 2.12, on the date such Holder, together with such Holder’s Permitted Transferees, beneficially owns less than two percent (2%) of the Common Stock that are outstanding at such time. Notwithstanding anything to the contrary in this Section 2.15, any lock-up entered into pursuant to Section 2.12 shall survive the termination of this Agreement until such lock-up expires in accordance with its terms.

Section 2.16 Sole Demands. Notwithstanding anything to the contrary set forth herein, a Major Investor is limited to no more than two (2) Demands in total during any consecutive twelve-month (12) period in transactions where such Major Investor is the only Major Investor participating in the transaction (such Demands, a “Sole Demand”), unless (i) in the case where there are at least three (3) non-participating Major Investors at the time of such Demand, at least two (2) of the non-participating Major Investors consent to such Sole Demand or (ii) in the case where there are two (2) non-participating Major Investor at the time of such Demand, at least one (1) of the non-participating Major Investors consents to such Sole Demand. This provision shall no longer apply when there are less than three (3) Major Investors remaining. For purposes of this Section 2.16, a “Demand” shall refer to a Demand Registration or a Shelf Take-Down.

ARTICLE III

INDEMNIFICATION

Section 3.1 Indemnification by the Company. The Company will indemnify and hold harmless each Holder of Registrable Securities and each of such Holder’s officers, directors, employees, partners, stockholders, affiliates and agents and each Person, if any, who controls such Holder, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any registration, qualification or compliance effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter, of the Registrable Securities held (directly or indirectly through any funds) by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, free writing prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, or (C) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided, that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use therein.

Section 3.2 Indemnification by the Holder. Each Holder (of Registrable Securities held (directly or indirectly through any fund) by or issuable to such Holder are included in such registration, qualification or compliance pursuant to this Agreement) does hereby undertake (severally and not jointly) to indemnify and hold harmless the Company, each of its officers, directors, employees, stockholders, affiliates and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each underwriter, if any, and each Person who controls any underwriter, of the Company’s securities covered by such a Registration Statement, and each other Holder, each of such other Holder’s officers, directors, employees, partners, stockholders, affiliates and agents and each Person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, free writing prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such officer, director, employee, partner, stockholder, affiliate, agent and controlling Person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; provided, however, that the liability of each Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Registration Statement. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this Section 3.2.

Section 3.3 Notices of Claims, Etc. Each party entitled to indemnification under this Section 3 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article III, except to the extent that such failure to give notice materially adversely affects the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation.

Section 3.4 Contribution. In order to provide for just and equitable contribution in case indemnification is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such Indemnifying Party or Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that in any case, (i) no Holder will be required to contribute any amount in excess of the net proceeds received by such Holder from the sale of securities under such Registration Statement and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.5 Transfer. The indemnities provided in this Article III shall survive the transfer of any Registrable Securities by such Holder.

ARTICLE IV

OTHER

Section 4.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing and shall be deemed given (a) when delivered personally, (b) one (1) Business Day after being sent by Federal Express or other internationally recognized overnight courier, or (c) if transmitted by email (provided no “bounce back,” out of office reply, or notice of non-delivery is received), in each case, to parties at the following addresses (or at such other address for a party as shall be specified by prior written notice from such party):

if to the Company:

Medline Inc.

3 Lakes Drive

Northfield, Illinois 60093

Attention:   Alex Liberman, Chief Legal Officer

Email:     [email address]

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

900 G Street N.W.

Washington, D.C. 20001

Attention:   Joshua Ford Bonnie

       Jonathan R. Ozner

       Katharine L. Thompson

Email:     [email addresses]

if to the Mills Family Investor:

c/o Mozart Holdco, Inc.

833 Central Avenue

PO Box 640

Highland Park, Illinois 60035

Attention:   James D. Abrams

Email:     [email address]

With a copy to

McDermott Will & Schulte LLP

444 W Lake Street

Chicago, Illinois 60606

Attention:   Richard A. Lang

       Eric Orsic

Email:     [email addresses]

if to the Blackstone Investor:

Blackstone Inc.

345 Park Avenue

New York, NY 10154

Attention:   Anushka Sunder

       Tom McMackin

Email:     [email addresses]

if to the Carlyle Investor:

The Carlyle Group Inc.

One Vanderbilt Avenue

New York, NY 10017

Attention:   Karen Cao

       Zachary Marshall

Email:     [email addresses]

if to the H&F Investor:

Hellman & Friedman

415 Mission Street, Suite 5700

San Francisco, CA 94105

Attention:   Arrie Park

Email:     [email address]

if to the Hux Investor:

Hux Investment Pte. Ltd.

c/o GIC Special Investments Pte. Ltd.

280 Park Avenue, 9th Floor

New York, NY 10017

Attention:   Alex Moskowitz

       Mehul Gaur

Email:     [email addresses]

GIC Private Limited

168 Robinson Road, #37-01 Capital Tower

Singapore 0681912

Attention:   Ang Shi Hui; ISPM; DMS; EQCA

Email:     [email addresses]

with a copy (which shall not constitute actual or constructive notice) to:

Dechert LLP

Three Bryant Park

1095 Avenue of the Americas

New York, NY 10036

Attention:   Mark E. Thierfelder

       Jon Kim

       Bernardo L. Piereck

Email:     [email addresses]

if to the Platinum Falcon Investor:

Platinum Falcon B 2018 RSC Limited

Al Khatem Tower, 26th Floor

Abu Dhabi Global Market Square

Al Maryah Island, PO Box 25642

Abu Dhabi, United Arab Emirates

Email: [email address]

with a copy to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP

Al Sila Tower, 27th floor

Abu Dhabi Global Market Square

Al Maryah Island, PO Box 29920

Abu Dhabi, United Arab Emirates

Attention:   Chris Macbeth

       Mohamed Taha

Email:     [email addresses]

Section 4.2 Transfer Rights.

(a)

(i) Any Holder may transfer, in its sole discretion, all or any portion of its rights under this Agreement to any Permitted Transferee of its Registrable Securities, including, in connection with any offering or sale of Registrable Securities, Persons that will become Permitted Transferees in connection with such offering and sale, whereupon such Permitted Transferees shall become a party to this Agreement.

(ii) Any Holder may transfer all or any portion of its rights under this Agreement (including, if applicable, its rights as a Major Investor) to any Transferee of its Registrable Securities that is not a Permitted Transferee (a “Block Transferee”), whereupon such Block Transferee shall become a party to this Agreement as a Holder (including, if applicable, as a Major Investor), provided that, if such transferring Holder is required to provide notice pursuant to Section 2.11(b), it has done so and provided each other party to whom it was so required to provide notice the opportunity to participate in such transfer on a Pro Rata Basis, whether or not all or any of such other parties elect to actually participate in such transfer.

(iii) Any such Transfer of registration rights will be effective upon receipt by the Company of (A) written notice from the transferring Holder stating the name and address of any Permitted Transferee or Block Transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (B) a Joinder Agreement from such Permitted Transferee or Block Transferee to be bound by the terms of this Agreement as a “Holder” (and, if applicable, as a “Major Investor”). The Company and the transferring Holder will notify the other Holders as to who the Permitted Transferees and Block Transferees are and the nature of the rights so transferred.

(b) In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Holders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless Holders then holding a majority of the Registrable Securities otherwise agree, use its reasonable best efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

(c) In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Holder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a registration rights agreement with each such Holder that provides each such Holder with registration rights vis-à-vis such NewCo that are substantially identical to those set forth in this Agreement.

Section 4.3 Additional Parties; Joinder Agreement. Subject to the prior written consent of the Mills Family Investor, the Blackstone Investor, the Carlyle Investor and the H&F Investor, the Company may permit any Person who acquires Shares or rights to acquire Shares from the Company after the date hereof to become a party to this Agreement and to succeed to all of the rights and obligations of an “Holder,” as specified in the Joinder Agreement, under this Agreement by obtaining an executed Joinder Agreement from such Person. Upon the execution and delivery of a Joinder Agreement by such Person, the Shares or right to acquire Shares acquired by such Person shall be Registrable Securities and such Person shall be an “Holder,” as specified in the Joinder Agreement, under this Agreement with respect to such acquired Shares.

Section 4.4 Amendments; Waiver. This Agreement may be amended, supplemented or otherwise modified, or any provision waived, only by a written instrument executed by the Company and the Holders holding a majority of the Registrable Securities subject to this Agreement, provided that: (i) any amendment or waiver to the Mills Family Investor’s rights under this Agreement that would adversely affect the Mills Family Investor, shall require the written consent of the Mills Family Investor; (ii) any amendment or waiver to the Blackstone Investor’s rights under this Agreement that would adversely affect the Blackstone Investor, shall require the written consent of the Blackstone Investor; (iii) any amendment or waiver to the Carlyle Investor’s rights under this Agreement that would adversely affect the Carlyle Investor, shall require the written consent of the Carlyle Investor; (iv) any amendment or waiver to the H&F Investor’s rights under this Agreement that would adversely affect the H&F Investor shall require the written consent of the H&F Investor; (v) any amendment or waiver to the Hux Investor’s rights under this Agreement that would adversely affect the Hux Investor, shall require the written consent of the Hux Investor; (vi) any amendment or waiver to the Platinum Falcon Investor’s rights under this Agreement that would adversely affect the Platinum Falcon Investor, shall require the written consent of the Platinum Falcon Investor; and (vii) any amendment or waiver which adversely affects the economic interests of any Holder hereunder, or increases the obligations of any Holder, disproportionately to other Holder shall require the written consent of such Holder. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

Section 4.5 Third Parties. Except for Section 3.1 and Section 3.2, in each case which are intended to benefit, and to be enforceable by, the Persons specified therein, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 4.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles.

Section 4.7 CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA INTERNATIONALLY RECOGNIZED OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING

HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

Section 4.8 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

Section 4.9 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

Section 4.10 Confidentiality. The parties hereto will maintain the confidentiality of any discussions regarding a Shelf Registration Statement, Shelf Take-Down, Demand Registration, and piggyback registrations. Notwithstanding the foregoing, nothing in this Section 4.10 shall prevent any party from disclosing any such discussions (1) upon the order of any court or administrative agency, (2) upon the request or demand of any regulatory agency or authority having or claiming jurisdiction over such party or any of its properties or assets, (3) to the extent otherwise required by law or regulation, or (4) to the extent necessary in connection with the exercise of any remedy hereunder, or (5) to such party’s representatives that such party determines in good faith need to know such information and are subject to obligations of confidentiality with respect to such discussions; provided, that, in the case of clause (1) or (3), the disclosing party shall notify the other parties of the proposed disclosure as far in advance of such disclosure as practicable and permitted by law, and use reasonable efforts to ensure that any information so disclosed is accorded confidential treatment, when and if available.

Section 4.11 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements, including Article XII of the Amended and Restated Limited Liability Company Agreement of Medline Holdings GP, LLC, dated as of October 21, 2021 (as amended), by Mozart HoldCo, Inc. and the other members thereto, and understandings between the parties with respect to such subject matter.

Section 4.12 Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

Section 4.13 Counterparts. This Agreement may be executed in any number of counterparts (including counterparts transmitted electronically in portable document format (pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), with the same effect as if the signatures to each counterpart were upon a single instrument, all of which will be an original and together shall constitute a single instrument. The parties hereto irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

Section 4.14 Effectiveness. This Agreement shall become effective, as to any Holder, as of the date signed by the Company and countersigned by such Holder.

Section 4.15 Company. The Company shall take all actions required to cause the Company and its successors or assigns to (a) become bound by and subject to the terms of this Agreement and (b) comply with all its obligations hereunder.

Section 4.16 Information Protections. The Hux Investor and the Platinum Falcon Investor, and each of their respective Affiliates, shall be entitled to the Information Protections set forth in Annex A. In the event of a conflict or inconsistency between the Information Protections and any other provision of this Agreement, the Information Protections shall prevail.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

MEDLINE INC.

By:	/s/ Alexander M. Liberman
Name:	Alexander M. Liberman
Title:	Chief Legal Officer

MILLS FAMILY INVESTOR:

MOZART HOLDCO, INC.

By:	/s/ James D. Abrams
Name:	James D. Abrams
Title:	Secretary/Treasurer

AJM 2018 GENERATIONS TRUST

By:	/s/ Stuart J. Schneider
Name:	Stuart J. Schneider
Title:	Co-Trustee

BAKER FAMILY ENDOWMENT TRUST

By:	/s/ Samuel B. Barnett
Name:	Samuel B. Barnett
Title:	Trustee

BARNETT GENERATIONS TRUST

By:	/s/ Samuel B. Barnett
Name:	Samuel B. Barnett
Title:	Trustee

CHARLES N. MILLS GIFT TRUST

By:	/s/ William J. Abrams
Name:	William J. Abrams
Title:	Co-Trustee

TRUST K UNDER THE WDA 2018 TRUST AGREEMENT

By:	/s/ William J. Abrams
Name:	William J. Abrams
Title:	Co-Trustee

BLACKSTONE INVESTOR:

BCP MOZART AGGREGATOR L.P.

By:	BCP 8 Holdings Mozart Manager L.L.C., its general partner
By:	BMA VIII L.L.C., its managing member

By:	/s/ Christopher Striano

Name:	Christopher Striano
Title:	Senior Managing Director and Chief Operating Officer of Global Finance

MOZART AGGREGATOR II LP

By:	Blackstone Management Associate VIII L.P., its general partner
By:	BMA VIII L.L.C., its managing member

By:	/s/ Christopher Striano

Name:	Christopher Striano
Title:	Senior Managing Director and Chief Operating Officer of Global Finance

CARLYLE INVESTOR:

CARLYLE MOZART COINVESTMENT HOLDINGS, L.P. By: TC Group VII S1, L.P., its general partner By: TC Group VII S1, L.L.C., its general partner

By:	/s/ Robert Rosen

Name:	Robert Rosen
Title:	Vice President

CP VII CIRCLE AIF HOLDINGS, S.C.SP. By: TC Group VII LUX GP, S.À.R.L., its Luxembourg general partner

By:	/s/ Robert Rosen

Name:	Robert Rosen
Title:	Manager

By:	/s/ William Cagney

Name:	William Cagney
Title:	Manager

By: TC Group VII S1, L.P., its Delaware general partner By: TC Group VII S1, L.L.C., its general partner

By:	/s/ Robert Rosen

Name:	Robert Rosen
Title:	Vice President

CP VII CIRCLE HOLDINGS - A, L.P. By: TC Group VII S1, L.P., its general partner By: TC Group VII S1, L.L.C., its general partner

By:	/s/ Robert Rosen

Name:	Robert Rosen
Title:	Vice President

CP VII CIRCLE HOLDINGS, L.P. By: TC Group VII S1, L.P., its general partner By: TC Group VII S1, L.L.C., its general partner

By:	/s/ Robert Rosen

Name:	Robert Rosen
Title:	Vice President

CP VIII CIRCLE AIF HOLDINGS, S.C.SP. By: TC Group VIII LUX GP, S.À.R.L., its Luxembourg general partner

By:	/s/ Robert Rosen

Name:	Robert Rosen
Title:	Manager

By:	/s/ William Cagney

Name:	William Cagney
Title:	Manager

By: TC Group VIII, L.P., its Delaware general partner By: TC Group VIII, L.L.C., its general partner

By:	/s/ Robert Rosen

Name:	Robert Rosen
Title:	Vice President

CP VIII CIRCLE HOLDINGS, L.P. By: TC Group VIII, L.P., its general partner By: TC Group VIII, L.L.C., its general partner

By:	/s/ Robert Rosen

Name:	Robert Rosen
Title:	Vice President

CP CIRCLE HOLDINGS, L.P. By: TC Group VII S1, L.P., its general partner By: TC Group VII S1, L.L.C., its general partner

By:	/s/ Robert Rosen

Name:	Robert Rosen
Title:	Vice President

CPEP CIRCLE HOLDINGS, L.P. By: CPEP GP, LLC, its general partner

By:	/s/ Jeremy W. Anderson

Name:	Jeremy W. Anderson
Title:	Vice President

H&F INVESTOR:

HELLMAN & FRIEDMAN CAPITAL PARTNERS X (PARALLEL), L.P. By: Hellman & Friedman Investors X, L.P., its general partner By: H&F Corporate Investors X, Ltd., its general partner

By:	/s/ Jacob Best

Name:	Jacob Best
Title:	Vice President

HFCP X (PARALLEL - A), L.P. By: Hellman & Friedman Investors X, L.P., its general partner By: H&F Corporate Investors X, Ltd., its general partner

By:	/s/ Jacob Best

Name:	Jacob Best
Title:	Vice President

MEND PARTNERS II, L.P. By: Mend Partners GP, LLC, its general partner

By:	/s/ Jacob Best

Name:	Jacob Best
Title:	Vice President

MEND INVESTMENT HOLDINGS I, L.P. By: Mend Investment Holdings GP, LLC, its general partner

By:	/s/ Jacob Best

Name:	Jacob Best
Title:	Vice President

HUX INVESTOR:

HUX INVESTMENT PTE. LTD.

By:	/s/ Alex Moskowitz

Name:	Alex Moskowitz
Title:	Authorized Signatory

GIC PRIVATE LIMITED

By:	/s/ Charles Lim Sing Siong

Name:	Charles Lim Sing Siong
Title:	General Counsel

By:	/s/ Mark Ong Chong Ghee

Name:	Mark Ong Chong Ghee
Title:	Chief Investment Officer, Public Equities

PLATINUM FALCON INVESTOR:

PLATINUM FALCON B 2018 RSC LIMITED

By:	/s/ Ahmed AlMehairbi

Name:	Ahmed AlMehairbi
Title:	Director

By:	/s/ Saeed AlDaheri
Name:	Saeed AlDaheri
Title:	Director

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder Agreement pursuant to the Registration Rights Agreement, dated as of December 16, 2025, by and among Medline Inc., a Delaware corporation (the “Company”), and the other parties thereto, as amended and restated, restated, amended, supplemented or otherwise modified from time to time (the “Registration Rights Agreement”). Capitalized terms used, but not defined, in this Joinder Agreement shall have the meanings ascribed to them in the Registration Rights Agreement.

By executing and delivering to the Company this Joinder Agreement, the undersigned hereby agrees to become a party to the Registration Rights Agreement, to succeed to all of the rights and obligations of a “Holder” [(and, if applicable, as a “Major Investor”)] and to be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the [ ] day of [     ], 20[ ].

[NAME]

By:

Name: Title:

Address for notice purposes in accordance with Section 4.1 of the Registration Rights Agreement:

Attention:

Email:

ACKNOWLEDGED AND AGREED TO

MEDLINE INC.

By:	________________________________

Name:
Title:

ANNEX A

Information Protections

(a) Notwithstanding anything to the contrary in this Agreement, (1) the Hux Investor and its Affiliates shall not be required to provide any information pursuant to this Agreement (I) beyond that which is identified on Schedule I and/or (II) that exceeds the scope of information that one or more GIC SI Entities have previously provided to a Governmental Authority in connection with obtaining regulatory approvals for a transaction similar in nature to the transaction giving rise to the information request from a Governmental Authority (provided, the GIC SI Entities shall use their commercially reasonable efforts to persuade the applicable Governmental Authority to withdraw any request for information that exceeds such disclosure obligations), provided, that except to the extent any such information shall have previously been made public by a GIC SI Entity as part of seeking any such regulatory approval, such information shall only be disclosed confidentially to the applicable Governmental Authority and to no other Person (including the Company or in any public filing); and (2) no breach of any representation, warranty or covenant of this Agreement shall be deemed to have occurred as a result of the failure of the Hux Investor or any of its Affiliates to provide the information not required to be provided pursuant to this provision.

(b) Notwithstanding anything to the contrary in this Agreement, (1) the Platinum Falcon Investor or its Affiliates shall not be required to provide any information (I) beyond that which is identified on Schedule II and/or (II) that exceeds the scope of information that one or more of the Platinum Falcon Investor or PF PED Affiliates have previously provided to a Governmental Authority in connection with obtaining regulatory approvals for a transaction similar in nature to the transaction giving rise to the information request from a Governmental Authority and for the avoidance of doubt shall not be required to provide any financial information of the Ultimate PF Parent or personal information of the directors of the Ultimate PF Parent (provided, the Platinum Falcon Investor and PF PED Affiliates shall use their commercially reasonable efforts to persuade the applicable Governmental Authority to withdraw any request for information that exceeds such disclosure obligations), provided, that except to the extent any such information shall have previously been made public by the Platinum Falcon Investor or any PF PED Affiliates as part of seeking any such regulatory approval, such information shall only be disclosed confidentially to the applicable Governmental Authority and to no other Person (including the Company or in any public filing); and (2) no breach of any representation, warranty or covenant of this Agreement shall be deemed to have occurred as a result of the failure of the Platinum Falcon Investor or its Affiliates to provide the information not required to be provided pursuant to this provision.

(c) Notwithstanding anything in this Agreement to the contrary, (i) any of the Holders may designate any materials provided to a Governmental Authority that contain sensitive or confidential information in respect of such Holder or any of its Affiliates as “Mills Family only”, “BX only”, “Carlyle only”, “H&F only”, “GIC only” or “Platinum Falcon only”, as applicable to such Holder, and such materials and the information contained therein shall not be disclosed to any of the other parties hereto without such Holder’s prior written consent (and such Holder may provide that any such sensitive or confidential information may only be provided on an outside counsel-only basis or directly to the applicable Governmental Authority requesting such information), (ii) no Holder on behalf of itself shall be required to commence an action with, or against, any Governmental Authority, and (iii) all appearances, submissions, presentations, briefs, and proposals made or submitted by or on behalf of any Holder before any Governmental Authority shall be controlled by the Holder making or submitting such appearance, submission, presentation, brief or proposal, as applicable.

ANNEX B

Transfer Protections

(a) Notwithstanding anything to the contrary in this Agreement, in connection with any Transfer pursuant to this Agreement or otherwise, none of the Mills Family Investor, the Blackstone Investor, the Carlyle Investor, the H&F Investor, the Hux Investor or the Platinum Falcon Investor shall be required: (1) to be subject to any restrictive covenant (including, but not limited to, non-solicit covenants, non-compete covenants, no-hire provisions or any other similar provision) that would restrict such Holder’s or its Affiliates’ ability to solicit, hire or invest in any other person or entity, or (2) to give any representations or warranties with respect to the operations of Company (or its subsidiaries) (provided, that each such Holder may be subject to employee non-solicitation and confidentiality restrictions on the same terms as each other Major Investor, which shall in all cases include customary carve-outs for portfolio companies and general solicitations through search firms and advertisements not targeted at such employees (and hiring of persons responding to such general solicitations)).

(b) Notwithstanding anything to the contrary in this Agreement, in connection with any Transfer pursuant to this Agreement or otherwise, each Major Investor and other Holder may be liable only for its pro rata share of any indemnity obligation to which all of the holders of the Company are subject, and each of the Mills Family Investor, the Blackstone Investor, the Carlyle Investor, the H&F Investor, the Hux Investor and the Platinum Falcon Investor may be required only to give representations regarding its due existence and authority, enforceability, no conflicts, ownership of title to the applicable equity interests in the Company and similar fundamental representations. In no event shall any Major Investor or any other Holder be responsible for more than its pro rata share of any indemnification obligations for its or Company’s (or its subsidiaries’ or Affiliates’) representations, warranties, covenants and agreements (which indemnification obligations shall be on a several (and not joint and several) basis and, other than with respect to fraud committed by such Holder, shall be capped at the amount of to the net proceeds received by such Holder from the sale of securities in a public offering).

SCHEDULE I

Required Information

1.	A general description of GIC and its investment strategy.

2.	The full name of the relevant GIC entity and its address, as well as contact details for its representative.

3.	Confirmation of whether GIC is regarded as a foreign government investor under any relevant test.

SCHEDULE II

Required Information

1.	A general description of the Ultimate PF Parent and its investment strategy.

2.	The full name of the Platinum Falcon Investor and its address, as well as contact details for its representative.

3.	Confirmation of whether the Ultimate PF Parent is regarded as a foreign government investor under any relevant test.